UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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HANGER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AN IMPORTANT REMINDER TO SUBMIT YOUR PROXY TO VOTE AT OUR
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2019

Hanger, Inc.’s Independent Directors Urge Stockholders to Vote FOR the Reelection of
ALL Director Nominees, Including Thomas C. Freyman, Stephen E. Hare, and Cynthia L. Lucchese

May 2, 2019

Dear Fellow Hanger Stockholder:

In connection with the upcoming Annual Meeting of Stockholders of Hanger, Inc. (the “Company” or “we”), to be held on May 17, 2019, are writing to ask for your support by voting in accordance with the recommendations of our Board of Directors on all proposals contained in our Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2019 (the “Proxy Statement”). In particular, we ask that you consider the decisive and responsive actions taken by our current Audit Committee members Thomas C. Freyman, Stephen E. Hare, and Cynthia L. Lucchese and vote FOR their reelection, in addition to supporting the reelection of the other nominees to our Board of Directors (Proposal 1).

Background

Beginning in the fourth quarter of 2014, the Company began to discover inconsistencies and inaccuracies in its financial and accounting records that would ultimately lead to multi-year restatements of its historical financial statements and the identification of multiple material weaknesses in its internal controls over financial reporting.

Upon discovery of the restatements, in the first quarter of 2015 the Audit Committee of the Board of Directors (the “Audit Committee”) retained the law firm of Foley & Lardner LLP to conduct an investigation into the accounting misstatements, and also engaged forensic accountants from AlixPartners LLP to provide technical accounting guidance and analysis.  Over the course of fifteen months, following the review of over one terabyte of electronic data and over 180,000 documents, the investigative team concluded its investigation in June 2016.   Based on the results of the investigation, the Audit Committee determined, among other things, that certain former employees and officers, including the former CFO and Chief Accounting Officer (both of whom were no longer with the Company), engaged in certain inappropriate historical accounting practices in 2011, 2012 and 2013, possibly for the purposes of meeting or beating consensus financial targets. Based on the evidence collected by the investigative team during the investigation, the Company concluded that multiple material weaknesses existed across the Company’s control environment. As a result of these findings, the Company was required to restate its financial statements for each fiscal year from FY 2010 to FY 2013 and for the first two quarters of 2014.

Remedial Actions Taken in Response

As these various issues relating to the Company’s financial statements and internal control environment were being identified, the Company intentionally focused its time and resources on producing accurate, audited financial statements for the years where restatements were required, and then in subsequent years where SEC filings were delayed as a result of the investigation and financial statement remediation activities. The Audit Committee, with support of the Board of Directors, made a deliberate decision to prioritize activities relating to the preparation and audit of financial statements. This decision was based on the goals of protecting and rebuilding stockholder value by focusing on becoming current in our SEC filings to accelerate our relisting on the New York Stock Exchange (the “NYSE”) which we achieved in September 2018.  Our 2014 Annual Report on Form 10-K (which included the restated financial statements) was filed in May 2017, our 2016 Annual Report on Form 10-K (which also included audited financial statements and information for 2015) was filed in January 2018, and our 2017 Annual Report on Form 10-K was filed in May 2018.

To address the issues identified during the investigation, and to assist in the remediation of the material weaknesses, the Company, with the oversight of the Audit Committee and the Board of Directors, has taken a number of actions, including those described in Item 9(a) of the Company’s 2018 Annual Report on Form 10‑K.

Since the misstatements in the Company’s historical financial statements and the related material weaknesses were identified, the Company has spent a total of more than $140 million on third-party professional fees related to the restatement of historical financial statements, the preparation and filing of delayed financial statements, and the remediation of material weaknesses to ensure that the Company’s accounting and financial reporting issues were handled expeditiously.

In 2018, we became current with our periodic reporting with the SEC, relisted on the NYSE and successfully remediated seven material weaknesses.  It is likely that more, and perhaps all, of the material weaknesses could have been remediated concurrently with the filing of our restated historical financial statements or our delayed periodic reports.  However, the Board and management strongly believe that concurrent remediation of these material weaknesses would have slowed down dramatically the process of finalizing our financial statements.  Thus we prioritized becoming current in the filing of our financial statements and periodic reports with the SEC as quickly as practicable as a means to securing relisting on the NYSE—a decision that was made with stockholders’ interests in mind, and which we believe has allowed us to protect stockholder value during circumstances that had the potential to lead to significant value destruction. At the same time, we made substantial progress on material weakness remediation in 2018, and we continue to work diligently to ensure the successful resolution and remediation of these issues.  We currently expect to complete the remediation of our nine remaining material weaknesses by the end of 2019.

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The Board has also taken responsive action to ensure that it has had the appropriate mix of skills and experiences to guide the Company through this process, particularly among the Audit Committee members. Thomas C. Freyman and Cynthia L. Lucchese were both added to the Audit Committee in November 2017—three years after internal control issues first came to light in November 2014—and have since played key roles in overseeing the Company’s ongoing remedial actions, producing audited financial statements, and guiding our return to the NYSE, all of which have been critical to our Company’s ability to regain the trust of our stockholders.  Both Mr. Freyman and Ms. Lucchese have public company financial experience, Mr. Freyman as the former CFO of Abbott Laboratories, and Ms. Lucchese as the former CFO of Hillenbrand, Inc.

Additionally, we believe that our stockholders should recognize the significant contributions of Stephen E. Hare, the longest-serving Audit Committee member, for his role in providing leadership and oversight of our restatement efforts, our return to the status of a current SEC reporting company, and the ongoing material weakness remediation process. Mr. Hare’s financial expertise as former CFO of Office Depot, Wendy’s, and other public companies has been critical in ensuring our return to currency in our SEC filings and our subsequent relisting on the NYSE.   The continuity within the Audit Committee brought by Mr. Hare over the years has been important as the Company has worked with its independent registered public accounting firm to complete the audit of its restated and delayed annual financial statements.

Conclusion

We believe that the Company, with oversight by the members of the Audit Committee and by the full Board of Directors, has acted responsibly and with the interests of stockholders in mind to take the appropriate steps to address the material weaknesses in our internal controls to protect stockholder value. Since the end of 2013, under the oversight of our Audit Committee and Board of Directors, we have been, and continue to be, actively engaged in the design and implementation of remedial measures. To date, we have remediated seven of the identified material weaknesses in our internal controls, and we are committed to expeditiously resolving the remaining nine material weaknesses.

The Board recognizes the important contributions of our Audit Committee, and based on the foregoing, we urge you to vote for the reelection of Thomas C. Freyman, Stephen E. Hare, and Cynthia L. Lucchese, along with the other nominees for director (Proposal 1), at our upcoming Annual Meeting.

If you have any questions, or need any assistance in submitting your proxy to vote your shares, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.

Thank you for your support.
Christopher B. Begley
Chairman of the Board

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This letter contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward‑looking statements.”  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this letter. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. For additional information and risk factors that could affect the Company, see its Form 10‑K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission.  The information contained in this letter is made only as of the date hereof, even if subsequently made available by the Hanger on its website or otherwise.

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